Item 77 C:  Submission of Matters to a Vote of Security Holders


Written consent of GuideStone Financial Resources of the Southern Baptist Convention, a majority shareholder of each series of GuideStone Funds, is incorporated herein by reference to the Definitive Information Statement on Form DEF
14C (No. 811-10263) filed with the U.S. Securities and
Exchange Commission (the "SEC") on May 18, 2011.